UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 22, 2005

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-33295	41-1717208
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9725 South Robert Trail

Inver Grove Heights, Minnesota 55077

(Address of principal executive offices, including zip code)

(651) 452-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02             UNREGISTERED SALES OF EQUITY SECURITIES

On December 22, 2005, pursuant to those certain preferred stock acquisition agreements with the holders of an aggregate of 14,988 shares of preferred stock previously reported by MedicalCV, Inc. (the “Company”) on a Form 8-K filed on December 22, 2005 (the “PSAAs”), the Company acquired 2,968 shares of its 5% Series A Convertible Preferred Stock (“Preferred Stock”) from PKM Properties, LLC, an entity controlled by Paul K. Miller, one of the Company’s directors and the largest beneficial owner of its securities (“PKM”), in consideration of the issuance of 9,132,536 shares of common stock.  Also on December 22, 2005, pursuant to those certain amended warrant agreements with such holders previously reported by the Company on a Form 8-K filed on December 22, 2005 (the “AWAs”), PKM exercised a warrant for 4,452,000 shares of common stock on a net exercise basis, resulting in the issuance of 2,259,727 shares of common stock.

On December 23, 2005, under the AWAs, holders of warrants for the purchase of 8,250,000 shares of common stock exercised such warrants at $0.325 per share.  The Company obtained gross proceeds of $2,681,250 in connection with these warrant exercises.  In particular, such warrant exercises were performed as follows:

Shareholder	Shares Issued
MedCap Partners, L.P.	2,250,000
MedCap Master Fund, L.P.	2,250,000
Whitebox Hedged High Yield Partners, L.P.	1,500,000
Whitebox Convertible Arbitrage Partners, L.P.	750,000
ProMed Partners, LP	315,000
ProMed Partners II, LP	79,500
ProMed Offshore Fund, LP	51,000
ProMed Offshore Fund II, LP	1,054,500

On December 27, 2005, under the PSAAs, the Company acquired 420 shares of Preferred Stock in consideration of the issuance of 1,292,340 shares of common stock.  In particular, the Company made the following issuances:

Shareholder	Shares Issued
ProMed Partners, LP	590,784
ProMed Partners II, LP	58,463
ProMed Offshore Fund, LP	95,387
ProMed Offshore Fund II, LP	547,706

Also on December 27, 2005, under the AWAs, holders of warrants for the purchase of 4,500,000 shares of common stock exercised such warrants at $0.325 per share.  The Company obtained gross proceeds of $1,462,500 in connection with these warrant exercises.  In particular, such warrant exercises were performed as follows:

Shareholder	Shares Issued
MedCap Partners, L.P.	750,000
Pandora Select Partners, LP	750,000
SF Capital Partners Ltd.	3,000,000

On December 28, 2005, under the PSAAs, the Company acquired 3,700 shares of Preferred Stock in consideration of the issuance of 11,384,900 shares of common stock.  In particular, the Company made the following issuances:

Shareholder	Shares Issued
MedCap Partners, L.P.	6,154,000
MedCap Master Fund, L.P.	4,615,500
ProMed Offshore Fund II, LP	615,400

Also on December 28, 2005, under the AWAs, holders of warrants for the purchase of 4,167,500 shares of common stock exercised such warrants at $0.325 per share.  The Company obtained gross proceeds of $1,354,438 in connection with these warrant exercises.  In particular, such warrant exercises were performed as follows:

Shareholder	Shares Issued
Whitebox Intermarket Partners, L.P.	600,000
Millennium Partners, L.P.	3,067,500
SF Capital Partners Ltd.	500,000

On December 29, 2005, under the PSAAs, the Company acquired 2,150 shares of Preferred Stock in consideration of the issuance of 6,615,550 shares of common stock.  In particular, the Company made the following issuances:

Shareholder	Shares Issued
ProMed Offshore Fund II, LP	769,250
Millennium Partners, L.P.	5,846,300

Also on December 29, 2005, under the AWAs, holders of warrants for the purchase of 1,600,000 shares of common stock exercised such warrants at $0.325 per share.  The Company obtained gross proceeds of $520,000 in connection with these warrant exercises.  In particular, such warrant exercises were performed as follows:

Shareholder	Shares Issued
Whitebox Intermarket Partners, L.P.	600,000
SF Capital Partners Ltd.	1,000,000

In the aggregate, the foregoing transactions resulted in (1) the Company’s acquisition of 9,238 shares of Preferred Stock in consideration of its issuance of 28,425,326 shares of common stock to accredited investors, and (2) the Company’s receipt of gross proceeds of $6,018,188 in consideration of its issuance of 20,777,227 shares of common stock upon exercise of warrants by accredited investors.  In addition to the foregoing issuances of common stock, the Company has also agreed under the PSAAs to acquire on December 30, 2005, 5,750 shares of Preferred Stock in consideration of the issuance of 17,692,750 shares of common stock to accredited investors.  In particular, the Company has agreed to make the following issuances:

Shareholder	Shares Issued
Whitebox Hedged High Yield Partners, L.P.	3,077,000
Whitebox Intermarket Partners, L.P.	2,307,750
Whitebox Convertible Arbitrage Partners, L.P.	1,538,500
Pandora Select Partners, LP	1,538,500
SF Capital Partners Ltd.	9,231,000

In connection with the above-referenced transactions, the Company agreed to pay C.E.Unterberg, Towbin, LLC (“CEUT”), the Company’s exclusive financial advisor in connection with such transactions a fee of $400,909 and reimburse CEUT for up to $10,000 of expenses.

The foregoing issuances were made in reliance upon the exemption provided in Section 3(a)(9) and/or Section 4(2) of the Securities Act.  Certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act.  Except as set forth above, no discount or commission was paid in connection with the issuances of set forth herein common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: December 29, 2005	By:	/s/	John H. Jungbauer
John H. Jungbauer
Vice President, Finance and Chief Financial Officer